PHILADELPHIA SUBURBAN CORPORATION

                       DIVIDEND REINVESTMENT AND OPTIONAL
                               STOCK PURCHASE PLAN


                   Prospectus Supplement Dated May 28, 1997 to
                        Prospectus Dated January 26, 1996



                  This Prospectus Supplement amends certain information contained in the Prospectus dated January 26, 1996 (the "Prospectus") of Philadelphia Suburban Corporation (the "Company") by which shares of the Company's Common Stock, par value $.50, are offered for sale pursuant to the Company's Dividend Reinvestment and Optional Stock Purchase Plan. The purpose of the supplement is to increase the number of shares of Common Stock which are eligible for automatic dividend reinvestment from 15,000 to 30,000. To implement this increase, the following changes are hereby made to the Prospectus:

                  1. The twenty-second word of the second paragraph of the cover page of the Prospectus, "15,000" is hereby replaced in its entirety with "30,000."

                  2. Each word "15,000" contained in the paragraph under "THE PLAN -- ADVANTAGES -- 2. What are some of the advantages of the Plan?" on pages 4-5 of the Prospectus is hereby replaced in its entirety with "30,000."

                  3. The word "15,000" contained in the first paragraph under "THE PLAN -- PARTICIPATION IN DIVIDEND REINVESTMENT -- 15. How does dividend reinvestment work?" on page 8 of the Prospectus is hereby replaced in its entirety with "30,000."

                  4. Each word "15,000" contained in the second and third paragraphs under "THE PLAN --PARTICIPATION IN DIVIDEND REINVESTMENT -- 16. What does the Authorization Form provide?" on page 8 of the Prospectus is hereby replaced in its entirety with "30,000."

                  5. The word "15,000" contained in the first paragraph under "THE PLAN -- PARTICIPATION IN DIVIDEND REINVESTMENT -- 18. Must all dividends on shares credited to a Participant's account under Dividend Reinvestment be reinvested?" on page 8 of the Prospectus is hereby replaced in its entirety with "30,000."



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